Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 30, 2020, relating to the financial statements and financial highlights of Essex Environmental Opportunities Fund (the “Fund”), a series of Unified Series Trust, for the year ended August 31, 2020, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the registration statement.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.
Chicago, Illinois
June 18, 2021